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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor, Tysons, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2022, Park Hotels and Resorts Inc., a Delaware corporation, as parent (“Park” or the “Company”), Park Intermediate Holdings LLC, a Delaware limited liability company and direct subsidiary of Park (“PIH”), and PK Domestic Property LLC, a Delaware limited liability company and indirect subsidiary of Park (“PK Domestic” and together with PIH, the “Borrowers”) entered into a Fifth Amendment to Credit Agreement (the “Credit Facility Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Credit Facility Amendment further amends the Credit Agreement, dated as of December 28, 2016 (as amended and supplemented by the First Amendment to Credit Agreement, dated as of June 14, 2019, the Second Amendment to Credit Agreement, dated as of August 28, 2019, the Third Amendment to Credit Agreement, dated as of May 8, 2020, the Fourth Amendment to Credit Agreement, dated as of September 14, 2020, and the Increasing Lender Supplement, dated as of September 14, 2020, the “Existing Credit Agreement”; and the Existing Credit Agreement, as further amended by the Credit Facility Amendment, the “Credit Agreement”), by and among Park, the Borrowers, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, which provides for a $901 million senior unsecured revolving credit facility (the “Revolver”) with a scheduled maturity date of December 24, 2023.

In addition, on February 16, 2022, the Borrowers, Park, Bank of America, N.A., as administrative agent, and the lenders party thereto entered into a Third Amendment to Loan Agreement (the “Term Loan Amendment” and, together with the Credit Facility Amendment, the “Amendments”) to further amend the Delayed Draw Term Loan Agreement, dated as of August 28, 2019 (as amended by the First Amendment to Loan Agreement, dated as of May 8, 2020, and the Second Amendment to Loan Agreement, dated as of September 14, 2020, the “Existing Term Loan Agreement”; and the Existing Term Loan Agreement, as further amended by the Term Loan Amendment, the “Term Loan Agreement”), by and among Park, the Borrowers, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, which provides for a senior unsecured term loan facility with a current outstanding principal balance of $78 million (the “2019 Term Loan”) and a scheduled maturity date of August 28, 2024.

The Amendments (i) further extend the suspension of the testing of Park’s existing financial maintenance covenants under the Credit Agreement and the Term Loan Agreement from the date the financial statements are required to be delivered for the fiscal quarter ending March 31, 2022 to the date the financial statements are required to be delivered for the fiscal quarters ending (x) June 30, 2022, with respect to the minimum fixed charge coverage ratio, and (y) September 30, 2022, with respect to all other financial maintenance covenants (in each case, unless PIH elects an earlier date) (such period between February 16, 2022 and such later extended required date of delivery, the “Extended Covenant Relief Period”) and (ii) extend the temporary periods for which calculation of certain financial maintenance covenants are annualized after the Extended Covenant Relief Period ends. In addition, the Amendments will modify certain of the existing financial maintenance covenants to require the Company to maintain (a) a net debt to EBITDA ratio of 9.25 to 1.00 as of the end of the final fiscal quarter during the Extended Covenant Relief Period, with step-downs of such ratio in subsequent quarters, and with such ratio returning to 7.25 to 1.00 by no later than the end of the fiscal quarter ending June 30, 2023, (b) a minimum fixed charge coverage ratio of 1.00 to 1.00 as of the end of the fiscal quarter ending June 30, 2022, with such ratio returning to 1.50 to 1.00 for each fiscal quarter thereafter and (c) an unencumbered adjusted net operating income to unsecured interest expense ratio of no less than 1.00 to 1.00 as of the end of the final fiscal quarter during the Extended Covenant Relief Period, with step-ups of such ratio in subsequent quarters, and with such ratio returning to 2.00 to 1.00 by no later than the end of the fiscal quarter ending June 30, 2023.

Pursuant to the Amendments, during the Extended Covenant Relief Period, (i) the net cash proceeds from certain incurrences of indebtedness, equity issuances and asset dispositions will, subject to various exceptions, and only in the event that the outstanding principal balance of the Revolver exceeds $600 million, be required to be applied as a mandatory prepayment of the Revolver but not the Term Loan Agreement (which no longer contains any mandatory prepayment provisions), and (ii) the existing negative covenants will continue to impose limitations on the ability of the Company and its subsidiaries to incur additional indebtedness, make dividends and distributions (except to the extent required to maintain REIT status, the ability of the Company to pay a $0.01 per share per fiscal quarter dividend and certain other agreed exceptions), make prepayments of other indebtedness, and make investments, including acquisitions or mergers, in each case subject to various exceptions, with the following changes: (A) removal of the restrictions on asset dispositions or transfers, (B) addition of the ability to repurchase up to $250 million of shares of the Company as long as the outstanding principal balance of the Revolver is $0 (with the amount of any such repurchases increasing the minimum liquidity covenant, which currently is $200 million, dollar for dollar), (C) increase in the amount of non-recourse debt that the Company and its subsidiaries may incur during the Extended Covenant Relief Period from $350 million to $500 million, (D) addition of the ability to voluntarily prepay certain indebtedness of the

Company and its subsidiaries maturing in 2022 and 2023, (E) removal of the limitation on capital expenditures with respect to hotel properties in the portfolio and (F) increase to the basket for investments and acquisitions from $200 million to $1.0 billion (or $1.5 billion, provided that the minimum liquidity covenant would increase from $200 million to $300 million). The Amendments also extend the period in which the Company and its subsidiaries must maintain the minimum liquidity covenant from December 31, 2022 to March 31, 2023. In addition, during the covenant relief period and until the leverage ratio is no greater than 6.50 to 1.00 for two consecutive quarters and until the financial maintenance covenants have been complied with for two consecutive quarters, the equity interests of certain subsidiaries of PIH that own unencumbered properties will continue to be required to be pledged to secure the obligations owing in respect of the Credit Agreement and the Term Loan Agreement on a pari passu basis.

The Amendments do not provide for any change to the applicable interest rates under the Existing Credit Agreement and the Existing Term Loan Agreement, and the current applicable interest rate margins in effect under the Credit Agreement and the Term Loan Agreement will continue to apply during the Extended Covenant Relief Period.

The Amendments do not increase the Company’s borrowing capacity or amounts outstanding under the Revolver or the 2019 Term Loan. As of February 16, 2022, no borrowings were outstanding under the Revolver and $78 million was outstanding under the 2019 Term Loan.

Certain of the lenders under the Credit Agreement and Term Loan Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the Amendments are qualified in their entirety by reference to the text of such Amendments, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 17, 2022, Park Hotels & Resorts Inc. (the “Company”) issued a press release announcing its results of operations for the fourth quarter and full year ended December 31, 2021 and made available certain supplemental information concerning the portfolio and operation of the Company. Copies of the press release and the supplemental information are furnished as Exhibits 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

In accordance with General Instructions B.2 of Form 8-K, the information included in Item 2.02 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Fifth Amendment to Credit Agreement, dated as of February 16, 2022, among Park Intermediate Holdings LLC and PK Domestic Property LLC, as Borrowers, Park Hotels & Resorts Inc. the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

10.2

Third Amendment to Loan Agreement, dated as of February 16, 2022, among Park Intermediate Holdings LLC and PK Domestic Property LLC, as Borrowers, Park Hotels & Resorts Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent.

99.1	Press release dated February 17, 2022.
99.2	Fourth Quarter and Full Year 2021 Supplemental Data.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: February 17, 2022	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer